UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

MIMECAST LIMITED

(Exact name of registrant as specified in its charter)

Jersey	001-37637	Not applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Finsbury Avenue

London, EC2M 2PF

United Kingdom

(Address of principal executive offices)

(781) 996-5340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Ticker symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.012 par value per share	MIME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 19, 2022, Magnesium Bidco Limited, a private limited company incorporated in England & Wales (“Buyer”), completed the previously announced acquisition of Mimecast Limited, a public limited company incorporated under the laws of the Bailiwick of Jersey (“Mimecast” or the “Company”), by means of a court-sanctioned scheme of arrangement (the “Scheme of Arrangement”) under Part 18A of the Companies (Jersey) Law 1991 (the “Transaction”) pursuant to the previously announced transaction agreement, dated as of December 7, 2021 (the “Transaction Agreement”), by and between Mimecast and Buyer. Upon the consummation of the Transaction, Mimecast became a wholly-owned subsidiary of Buyer. Buyer is an affiliate of Permira Advisers LLC (“Permira”).

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the transactions contemplated by the Transaction Agreement and in order to pay for a portion of the Consideration, Mimecast BorrowerCo, Inc. (a Delaware corporation owned and sponsored by certain Permira funds), as borrower, and other guarantors party thereto, including the Company, entered into a Credit Agreement dated as of May 19, 2022, with Ares Capital Corporation, as Administrative and Collateral Agent, and PNC Bank, National Association, as Revolving Administrative Agent.

Item 1.02.	Termination of a Material Definitive Agreement.

At the effective time of the Scheme of Arrangement (the “Effective Time”), the credit agreement, dated as of July 23, 2018, as amended, by and among Mimecast, certain of the Company’s subsidiaries party thereto, as guarantors, certain financial institutions party thereto from time to time, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, was terminated, all obligations and guarantees thereunder were repaid and discharged (other than contingent obligations for which no claim has been made) and all liens granted in connection therewith were released.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At the Effective Time, all Company ordinary shares (other than the Rollover Company Shares as described below) then outstanding were transferred from the Company shareholders to Buyer in accordance with the terms of the Scheme of Arrangement and the Transaction Agreement, and the Company shareholders became entitled to receive, in exchange for each ordinary share of the Company, $80.00 in cash, without interest, (the “Per Share Consideration”), subject to required withholding taxes.

At the Effective Time, or promptly thereafter on the day of the occurrence of the Effective Time, the Company’s Register of Members was updated in accordance with the terms of the Scheme of Arrangement to reflect the transfer of the Company ordinary shares under the Scheme of Arrangement to Buyer.

Pursuant to the Transaction Agreement, immediately prior to the Effective Time, by virtue of the Transaction and without any action on the part of the holders thereof, each vested Company share option was canceled and extinguished and automatically converted into the right to receive from Buyer an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Per Share Consideration over the per share exercise price of such vested company share option, by (ii) the aggregate number of Company ordinary shares that were issuable upon exercise of such vested Company share option immediately prior to the Effective Time. Each vested Company share option that was outstanding immediately prior to the Effective Time that had a per-share exercise price that was equal to or greater than the Per Share Consideration was automatically canceled as of the Effective Time for no consideration.

Additionally, pursuant to the Transaction Agreement, immediately prior to the Effective Time, by virtue of the Transaction and without any action on the part of the holders thereof, each outstanding vested Company RSU award was canceled and automatically converted into the right to receive from Buyer an amount in cash equal to the product obtained by multiplying (i) the aggregate number of Company ordinary shares subject to such vested Company RSU award by (ii) the Per Share Consideration.

In addition, pursuant to the Transaction Agreement, immediately prior to the Effective Time, each Company share option and each Company RSU award (or portion thereof) that was outstanding as of immediately prior to the Effective Time and was not vested was, as of the closing, converted into and substituted with a cash award pursuant to the terms of the applicable Company share plan. Such cash award will remain subject to the same time-vesting terms and conditions that applied to the substituted Company share option or Company RSU award, as applicable, as in effect immediately prior to the Effective Time, including the requirement of continued service with Buyer or its affiliates through the applicable vesting date, and the applicable cash amounts shall be paid out, without interest and less any applicable tax withholdings, on the next payroll date following the applicable vesting dates, as long as the applicable portion of the cash award became or becomes vested prior to the applicable holder’s termination of service with Buyer and its affiliates.

Pursuant to the Transaction Agreement, each of the following Company share options and Company RSU awards were deemed vested: (i) the portion of each Company share option or Company RSU award that was outstanding and vested as of immediately prior to the Effective Time or that became vested by its terms and without further action by the Company as a result of the Transaction, (ii) one hundred percent (100%) of each Company share option and Company RSU award (whether vested or unvested) that was outstanding and held by a non-employee member of the Board of Directors of the Company immediately prior to the Effective Time (the “Board Equity Awards”) and (iii) with respect to each Company share option and Company RSU award that was outstanding as of the date of the Transaction Agreement, twenty-five percent (25%) of the portion of such award that was unvested as of immediately prior to the Effective Time (other than any Board Equity Award and certain other equity awards specified in the Agreement), with such twenty-five (25%) to be applied pro rata across each of such holder’s unvested and outstanding Company equity awards, by grant date, award type, and vesting date.

The foregoing summaries of the Transaction and the Transaction Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Transaction Agreement, which was previously attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Mimecast on December 7, 2021. The Transaction Agreement is incorporated herein by reference.

On May 18, 2022, Magnesium Topco Limited (“Topco”), an affiliate of Permira, entered into certain contribution and exchange agreements and a shareholders agreement with certain members of the management or board of directors of Mimecast (the “Rollover Parties”), whereby, following the granting of the order by the Royal Court of Jersey sanctioning the Scheme of Arrangement but prior to the Scheme Record Time (as defined in the Scheme of Arrangement), the Rollover Parties contributed certain of their Company ordinary shares (the “Rollover Company Shares”) to Topco in exchange for equity interests in Topco.

The information contained in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, the Company ordinary shares were listed and traded on the Nasdaq Global Select Market (“NASDAQ”) under the trading symbol “MIME.” On May 19, 2022, Mimecast notified NASDAQ that the Transaction had become effective and requested that trading of the Company ordinary shares on NASDAQ be suspended prior to the opening of trading on May 19, 2022. In addition, Mimecast requested that NASDAQ promptly file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Company ordinary shares from NASDAQ. As a result, the Company ordinary shares will no longer be listed on NASDAQ. Upon effectiveness of such Form 25, Mimecast intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of all of Mimecast’s securities registered under Section 12(g) of the Exchange Act and the suspension of Mimecast’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, each outstanding Company ordinary share (other than the Rollover Company Shares) was exchanged for the right to receive $80.00 cash, without interest, subject to applicable withholding taxes.

The information set forth in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

At the Effective Time, a change in control of Mimecast occurred, and Mimecast became a wholly-owned subsidiary of Buyer (other than with respect to the Rollover Company Shares).

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2022, pursuant to the terms of the Transaction Agreement, Peter Bauer, Robert P. Schechter, Hagi Schwartz, Neil Murray, Stephen Ward, Aaron Ain, Christopher FitzGerald, Alpna J. Doshi and Helene Auriol Potier resigned as a director (and from all committees thereof, as applicable) of Mimecast, effective as of the Effective Time. At the Effective Time, the appointment of Robert P. Nault as Secretary of Mimecast and Mourant Secretaries (Jersey) Limited as Assistant Secretary of Mimecast was ratified and confirmed.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2022 the Company re-registered as a private limited company and adopted standard private company articles of association. A copy of the special resolution adopting the new memorandum and articles of association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On May 19, 2022 Mimecast issued a press release announcing the completion of the Transaction. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Transaction Agreement, dated December 7, 2021, by and between Mimecast Limited and Magnesium Bidco Limited (incorporated by reference to Exhibit 2.1 to Mimecast’s Form 8-K filed on December 7, 2021)

3.1	Special Resolution of the Members of the Company Adopting the New Memorandum and Articles of Association

99.1	Press Release titled “Permira Completes Acquisition of Mimecast” dated May 19, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2022	Mimecast Limited

	By:	/s/ Robert P. Nault
Robert P. Nault
Company Secretary